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                                                                  EXHIBIT 15.1




August 7, 1998

The Board of Directors
Santa Fe International Corporation


We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 333-7070) of Santa Fe International Corporation of our report dated July 28, 1998, relating to the unaudited condensed consolidated interim financial statements of Santa Fe International Corporation included in its Form 6-K for the quarter ended June 30, 1998.


                                ERNST & YOUNG LLP


Dallas, Texas